Exhibit 10.3

2025 PSU Agreement

ESSENTIAL UTILITIES, INC.
AMENDED AND RESTATED EQUITY COMPENSATION PLAN

PERFORMANCE-BASED SHARE UNIT GRANT
TERMS AND CONDITIONS

1.Grant of Performance Units.

These Performance-Based Share Unit Grant Terms and Conditions (the “Grant Conditions”) shall apply and be part of the grant made by Essential Utilities, Inc., a Pennsylvania corporation (the “Company”), to the Grantee named in the Performance-Based Share Unit Grant (the “Performance-Based Unit Grant”) to which these Grant Conditions are attached (the “Grantee”), under the terms and provisions of the Essential Utilities, Inc. Amended and Restated Equity Compensation Plan, as amended and restated (the “Plan”). The applicable provisions of the Plan are incorporated into the Grant Conditions by reference, including the definitions of terms contained in the Plan (unless such terms are otherwise defined herein). The Grantee is an employee of the Company, its subsidiaries or its Affiliates (collectively, the “Employer”).

Subject to the terms and vesting conditions hereinafter set forth, the Company, with the approval and at the direction of the Executive Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”), has granted to the Grantee a target award (the “Target Award”) of performance-based share units as specified in the Performance-Based Share Unit Grant (the “Performance Units”). The Performance Units are contingently awarded and shall be earned, vested and payable if and to the extent that the performance goals described on Schedule A (the “Performance Goals”), employment conditions and other conditions of these Grant Conditions are met. The Performance Units are granted with Dividend Equivalents (as defined in Section 6).

2.Vesting.

Except as otherwise set forth in these Grant Conditions, the Grantee shall earn and vest in a number of Performance Units based on the attainment of the Performance Goals as of the end of the Performance Period, provided that the Grantee continues to be employed by the Employer through the Vesting Date stated on the Performance-Based Share Unit Grant (the “Vesting Date”). The “Performance Period” is the performance period beginning and ending on the applicable dates stated on the Performance-Based Share Unit Grant. The “Vesting Period” is the period beginning on the Grant Date and ending on the Vesting Date.

(a)Except as otherwise set forth in these Grant Conditions, at the end of the Performance Period, the Committee will determine whether and to what extent the Performance Goals have been met and the amount earned with respect to the Performance Units. The Grantee can earn up to two hundred percent (200%) of the Target Award based on the attainment of the Performance Goals.

(b)Except as described in Section 3 below, the Grantee must continue to be employed by the Employer throughout the Vesting Period in order for the Grantee to vest and receive payment with respect to the earned Performance Units.

(c)Except as specifically provided below, no Performance Units shall vest prior to the Vesting Date, and if the Performance Goals are not attained at the end of the Performance Period, the Performance Units shall be immediately forfeited and shall cease to be outstanding.

3.Termination of Employment on Account of Retirement, Death, or Disability.

(a)Except as described below, if the Grantee ceases to be employed by the Employer prior to the Vesting Date, the Performance Units shall be forfeited as of the termination date and shall cease to be outstanding.

(b)If the Grantee ceases to be employed by the Employer during the Vesting Period on account of the Grantee’s death or Disability, the Grantee’s outstanding Performance Units shall remain outstanding through the Vesting Period and the Grantee shall earn Performance Units based on the attainment of the Performance Goals, as determined following the end of the Performance Period (or as described in Section 4, if applicable). The earned Performance Units shall be paid as described in Section 5.

(c)If the Grantee ceases to be employed by the Employer during the Vesting Period on account of Retirement (defined below), the Grantee shall remain eligible to earn the outstanding Performance Units based on attainment of the Performance Goals, as determined following the end of the Performance Period (or as described in Section 4, if applicable). The earned portion shall be determined based on the number of Performance Units earned based on the attainment of the Performance Goals during the Performance Period, without proration. The earned Performance Units shall be paid as described in Section 5.

(d)For purposes of these Grant Conditions, “Retirement” shall mean (i) the Grantee’s voluntary termination of employment after (A) the Grantee has attained age fifty-five (55) and has five (5) full years of service with the Employer or (B) a combination of age and years of service equal to at least 60, and (ii) the Grantee has provided the Company at least six (6) months advance written notice of such Retirement.

4.Change in Control.

(a)If a Change in Control occurs during the Vesting Period, the Grantee shall earn outstanding Performance Units as of the date of the Change in Control (the “Change in Control Date”) as follows:

(i)If the Change in Control occurs before the end of the Performance Period, the Grantee shall earn the greater of (x) the number of Performance Units earned based on the attainment of the Performance Goals from the beginning of the Performance Period to the Change in Control Date, or (y) the Target Award.

(ii)If a Change in Control occurs after the end of the Performance Period but before the Vesting Date, the Grantee shall earn Performance Units based on the attainment of the Performance Goals as of the end of the Performance Period.

Performance Units earned as of the Change in Control Date, as described above in subsection (a)(i) or (ii), are referred to as the “CIC Earned Units.” All reference in this Agreement to “Performance Units” includes CIC Earned Units on and after a Change in Control.

(b)The Grantee shall vest in the CIC Earned Units on the Vesting Date if the Grantee continues to be employed by the Employer through the Vesting Date. Except as described below, the CIC Earned Units shall only vest if the Grantee continues to be employed by the Employer through the Vesting Date.

(c)If prior to the Vesting Date, a Change in Control occurs and the Grantee ceases to be employed by the Employer upon or following a Change in Control on account of (i) the Grantee’s Retirement, (ii) the Grantee’s termination by the Company without Cause, (iii) the termination by the Grantee for Good Reason (defined below),  or (iv) the Grantee’s Disability or death, the CIC Earned Units shall vest as of the termination date.

(d)If the Grantee ceases to be employed by the Employer for any other reason before the Vesting Date, the shall forfeit Grantee the CIC Earned Units as of the date of termination.

(e)For purposes hereof, “Good Reason” shall have the meaning set forth in any written severance or employment agreement between the Grantee and Essential Utilities or, if there is no such agreement or such agreement does not define Good Reason, shall mean, except as otherwise provided in the last paragraph of this subsection, a termination of employment as a result of one or more of the following events, without the Grantee’s written consent to the event:

(i)any action or inaction that constitutes a material breach by Essential Utilities (or any successor thereto) of this Agreement;

(ii)a material diminution of the authority, duties or responsibilities of the Grantee held immediately prior to the Change in Control;

(iii)a material diminution in the Grantee’s base salary, which, for purposes of this Agreement, means a reduction in base salary of ten (10) percent or more that does not apply generally to all executive officers of Essential Utilities; or

(iv)a material change in the geographic location at which the Grantee must perform services under this Agreement, which, for purposes of this Agreement, means a requirement that the Grantee be based at any office or location which is located more than fifty (50) miles from the Grantee’s primary place of employment immediately prior to the Change in Control on other than on a temporary basis (less than 6 months).

(v)a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Grantee is required to report, including a requirement that the Grantee report to a corporate officer or employee instead of reporting directly to the board of directors of a corporation (or similar governing body with respect to an entity other than a corporation).

(vi)a material diminution in the budget over which the Grantee retains authority.

A termination of employment after any of the foregoing events shall be a Good Reason only if the Grantee provides written notice to Essential Utilities of the existence of such event within ninety (90) days after the initial occurrence of such event, and Essential Utilities fails to remedy the event within thirty (30) days following the receipt of such notice and the Grantee terminates employment within fifteen (15) days thereafter.

5.Payment with Respect to Performance Units.

(a)Except as otherwise set forth in Section 4, if the Committee certifies that the Performance Goals and other conditions to payment of the Performance Units have been met, shares of Company Stock equal to the vested earned Performance Units shall be issued to the Grantee within sixty (60) days after the Vesting Date, subject to applicable tax withholding and Section 16 below.

(b)If, prior to the Vesting Date, a Change in Control occurs and the Grantee continues to be employed by the Employer through the Vesting Date, shares of Company Stock (or other consideration, as described below) equal to the vested CIC Earned Units shall be issued to the Grantee within sixty (60) days after the Vesting Date, subject to applicable tax withholding and Section 16 below.

(c)If, prior to the Vesting Date, a Change in Control occurs and the Grantee ceases to be employed by the Employer on or after the Change in Control on account of (i) the Grantee’s Retirement, (ii) the Grantee’s termination by the Employer without Cause, or (iii) the Grantee’s Disability or death, shares of Company Stock (or other consideration, as described below) equal to the vested CIC Earned Units shall be issued to the Grantee within sixty (60) days following the Grantee’s date of termination, subject to applicable tax withholding and Section 16 below.

(d)If the Grantee terminates employment on account of the Grantee’s Disability, death or Retirement before a Change in Control, any outstanding Performance Units under Section 3(b) or 3(c) may be earned as CIC Earned Units pursuant to Section 4(a), but in the event such termination is on account of Retirement, such outstanding Performance Units shall be prorated by applying the fraction in Section 3(c), and such CIC Earned Units shall vest on the date of the Change in Control. Shares of Company Stock (or such other consideration, as described below) equal to the vested CIC Earned Units shall be issued to the Grantee within sixty (60) days after the Change in Control, subject to applicable tax withholding and Section 16 below.

(e)If, in connection with a Change in Control, shares of Company Stock are converted into the right to receive a cash payment or other form of consideration, the vested CIC Earned Units shall be payable in such form of consideration, as determined by the Committee.

(f)Any fractional shares with respect to vested earned Performance Units shall be paid to the Grantee in cash.

6.Dividend Equivalents with Respect to Performance Units.

(a)Dividend Equivalents shall accrue with respect to Performance Units and shall be payable subject to the same vesting terms and other conditions as the Performance Units to which they relate. Dividend Equivalents shall be credited when dividends are declared on shares of Company Stock from the Grant Date until payment date for the vested earned Performance Units. If and to the extent that the underlying Performance Units are forfeited, all related Dividend Equivalents shall also be forfeited.

(b)While the Performance Units are outstanding, the Company will keep records in a bookkeeping account for the Grantee. On each date on which a dividend is declared by the Company on Company Stock, the Company shall credit to the Grantee’s account an amount equal to the Dividend Equivalents associated with the Performance Units held by the Grantee on the record date for the dividend. No interest will be credited to any such account.

(c)Dividend Equivalents shall be paid in cash at the same time as the underlying vested earned Performance Units are paid.

(d)Notwithstanding the foregoing, if shares of Company Stock are converted to cash as described in Section 5(e) above in connection with a Change in Control, Dividend Equivalents shall cease to be credited with respect to the Performance Units.

7.Certain Corporate Changes.

If any change is made to the Company Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all the Performance Units, the Committee shall adjust, in an equitable manner and as provided in the Plan, the number and class of shares underlying the Performance Units to reflect the effect of such event or change in the Company’s capital structure in such a way as to preserve the value of the Performance Units, and the Committee shall adjust the Performance Goals as necessary to reflect the effect of such event or change in the Company’s capital structure. Any adjustment that occurs under the terms of this Section 7 or the Plan will not change the timing or form of payment with respect to any Performance Units and will be consistent with Section 409A of the Code, to the extent applicable.

8.No Stockholder Rights.

No shares of Company Stock shall be issued to the Grantee at the time the grant is made, and the Grantee shall not be, nor have any of the rights or privileges of, a shareholder of the Company with respect to any Performance Units recorded in the account, including no voting rights and no rights to receive dividends (other than Dividend Equivalents).

9.No Right to Continued Employment.

Neither the award of Performance Units, nor any other action taken with respect to the Performance Units, shall confer upon the Grantee any right to continue to be employed by the

Employer or shall interfere in any way with the right of the Employer to terminate the Grantee’s employment at any time,  consistent with the terms of any written employment agreement between the Grantee and the Employer and applicable law.

10.Termination or Amendment.

These Grant Conditions and the award made hereunder may be terminated or amended by the Committee, in whole or in part, in accordance with the applicable terms of the Plan.

11.Notice.

Any notice to the Company provided for in these Grant Conditions shall be addressed to it in care of the Company’s Chief Human Resources Officer, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll system of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice provided for hereunder shall be delivered by hand, sent by telecopy or electronic mail or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry fee prepaid in the United States mail or other mail delivery service. Notice to the Company shall be deemed effective upon receipt. By receipt of these Grant Conditions, the Grantee hereby consents to the delivery of information (including without limitation, information required to be delivered to the Grantee pursuant to the applicable securities laws) regarding the Company, the Plan, and the Performance Units via the Company’s electronic mail system or other electronic delivery system.

12.Incorporation of Plan by Reference.

The Performance-Based Share Unit Grant and these Grant Conditions are made pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and shall in all respects be interpreted in accordance therewith. The decisions of the Committee shall be conclusive upon any question arising hereunder. The Grantee’s receipt of the Performance Units constitutes the Grantee’s acknowledgment that all decisions and determinations of the Committee with respect to the Plan, these Grant Conditions, and/or the Performance Units shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest in the Performance Units. The settlement of any award with respect to the Performance Units is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan as established from time to time by the Committee in accordance with the provisions of the Plan. A copy of the Plan will be furnished to each Grantee upon request.

13.Income Taxes; Withholding Taxes.

The Grantee is solely responsible for the satisfaction of all taxes and penalties that may arise in connection with the award or settlement of Performance Units and Dividend Equivalents pursuant to these Grant Conditions. At the time of taxation, the Employer shall have the right to deduct from other compensation, or to withhold shares of Company Stock, in an amount equal to the federal (including FICA), state, local and foreign taxes and other amounts as may be required by law to be withheld with respect to the Performance Units, as approved in advance by the Committee.

14.Governing Law; Enforcement.

The validity, construction, interpretation and effect of the Performance-Based Share Unit Grant and these Grant Conditions shall be governed by, and determined in accordance with, the applicable laws of the Commonwealth of Pennsylvania, excluding any conflicts or choice of law rule or principle.    The resolution of any dispute regarding, or the enforcement of, this Performance-Based Share Unit Grant and these Grant Conditions shall take place in a court of competent jurisdiction located within the Commonwealth of Pennsylvania, notwithstanding any dispute resolution terms that may exist under any employment agreement between the Grantee and the Company.

15.Assignment.

The Performance-Based Share Unit Grant and these Grant Conditions shall bind and inure to the benefit of the successors and assignees of the Company. The Grantee may not sell, assign, transfer, pledge or otherwise dispose of the Performance Units, except to a successor grantee in the event of the Grantee’s death.

16.Section 409A.

The Performance-Based Share Unit Grant and these Grant Conditions are intended to comply with Code Section 409A or an exemption, and payments may only be made under these Grant Conditions upon an event and in a manner permitted by Code Section 409A, to the extent applicable. Notwithstanding anything in these Grant Conditions to the contrary, if required by Code Section 409A, if the Grantee is considered a “specified employee” for purposes of Code Section 409A and if any payment under these Grant Conditions is required to be delayed for a period of six (6) months after separation from service pursuant to Code Section 409A, such payment shall be delayed as required by Code Section 409A, and the accumulated payment amounts shall be paid in a lump sum payment within ten (10) days after the end of the six (6)-month period. If the Grantee dies during the postponement period prior to payment, the amounts withheld on account of Code Section 409A shall be paid to the personal representative of the Grantee’s estate within sixty (60) days after the date of the Grantee’s death. Notwithstanding anything in these Grant Conditions to the contrary, if the Performance Units are subject to Code Section 409A and if required by Code Section 409A, any payments to be made upon a termination of employment under these Grant Conditions may only be made upon a “separation from service” under Code Section 409A. In no event may the Grantee, directly or indirectly, designate the calendar year of a payment, except in accordance with Code Section 409A. Notwithstanding anything in these Grant Conditions to the contrary, if required by Code Section 409A, if CIC Earned Units are subject to Code Section 409A, and if a Change in Control is not a “change in control event” under Code Section 409A or the payment event does not occur upon or within two years following a “change in control event” under Code Section 409A, any vested CIC Earned Units shall be paid to the Grantee upon the Vesting Date and not on account of an earlier termination of employment.

17.Company Policies.

This Performance-Based Unit Grant and all shares issued pursuant to this grant shall be subject to any applicable recoupment or clawback policies and other policies implemented by the Board, as in effect from time to time.

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Sch. A - 1